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REVOCABLE PROXY                                                    Exhibit 99.2
                                                                   ------------
                                 MIDCONN BANK


          This Proxy is Solicited on Behalf of the Board of Directors


          The undersigned shareholder of MidConn Bank hereby appoints Richard J. Toman and Joanne G. Ward or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "MidConn Bank Meeting") to be held at 10:00 a.m. on May 22, 1997 at _________________________________,
Connecticut, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

          This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted: (1) to approve and adopt the Agreement and Plan of Merger, dated as of January 27, 1997, by and among Eagle Financial Corp. ("EFC"), Eagle Federal Savings Bank ("Eagle Bank") and MidConn Bank, and the Merger provided for therein, pursuant to which MidConn Bank will be acquired by EFC, and (2) otherwise in accordance with the determination of a majority of the Board of Directors of MidConn Bank. The undersigned shareholder may revoke this proxy at any time before it is voted by
(i) delivering to the Secretary of MidConn Bank a written notice of revocation prior to the MidConn Bank Meeting, (ii) delivering to MidConn Bank prior to the MidConn Bank Meeting a duly executed proxy bearing a later date, or (iii) attending the MidConn Bank Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of MidConn Bank's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

          If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

            (continued and to be signed and dated on reverse side)

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                                                                    See
                                                                Reverse Side
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                                                                   -----------
                                                                        X
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                                                                Please mark your
                                                                  votes as this.


                                 _____________
                                    COMMON



Proposal 1:    To approve and adopt the Agreement and Plan of Merger, dated as of January 27, 1997, among EFC, Eagle Bank and MidConn Bank, and the merger provided for therein, pursuant to which MidConn Bank will be acquired by EFC.


               FOR                AGAINST                ABSTAIN
               [_]                  [_]                    [_]


Other Matters: The proxies are authorized to vote upon such other business as may properly come before the MidConn Bank Meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the MidConn Bank Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the merger provided for therein or otherwise, in accordance with the determination of a majority of MidConn Bank's Board of Directors.



Date:
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      --------------------------------

      --------------------------------
        Signature of Shareholder or
         Authorized Representative


Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.